SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 10, 2002
Date of Report (Date of earliest event reported)

Mobile Mini, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101
Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)

(480) 894-6311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 4.         Changes in Registrant’s Certifying Accountant.

         On June 10, 2002, the Board of Directors of Mobile Mini, Inc. (“Mobile Mini”) determined, in consultation with and upon the recommendation of its Audit Committee, to dismiss its independent auditors, Arthur Andersen LLP (“Arthur Andersen”), and to engage the services of Ernst & Young LLP (“Ernst & Young”) as its new independent auditors. The change in auditors became effective June 10, 2002.

         The audit reports of Arthur Andersen on the consolidated financial statements of Mobile Mini as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During Mobile Mini’s two most recent fiscal years ended December 31, 2001, and through the date of this Form 8-K, there were no disagreements between Mobile Mini and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports on Mobile Mini’s consolidated financial statements for such years.

         None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during Mobile Mini’s two most recent fiscal years ended December 31, 2001, or through the date of this Form 8-K.

         Mobile Mini provided Arthur Andersen a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Arthur Andersen’s letter dated June 13, 2002 stating that it has found no basis for disagreement with such statements.

         During Mobile Mini’s two most recent fiscal years ended December 31, 2001, and through the date of this Form 8-K, Mobile Mini did not consult Ernst & Young with respect to any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.          Financial Statements, Pro Forma Financial Information and Exhibits.

                  (c) Exhibits

Exhibit No.	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated June 13, 2002

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Date: June 14, 2002	By:	/s/ Lawrence Trachtenberg Lawrence Trachtenberg Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated June 13, 2002